Exhibit 99.1
Coupa Software Reports Second Quarter Fiscal 2023 Financial Results
•Record Quarterly Subscription Revenues of $193 Million, 23% Year-Over-Year Growth
•Record Quarterly Revenues of $211 Million, 18% Year-Over-Year Growth
•Quarterly Subscription Calculated Billings of $217 Million, 25% Year-Over-Year Growth
•Quarterly Operating Cash Flows and Adjusted Free Cash Flows of $29 Million and $25 Million, Respectively
•Announces Board of Directors Authorized $100 Million Share Repurchase Program
SAN MATEO, Calif., September 6, 2022 — Coupa Software (NASDAQ: COUP) today announced financial results for its second fiscal quarter ended July 31, 2022.

“We're proud of our results this quarter. We delivered record revenues, strong growth in our subscription calculated billings, and we continue to deliver strong cash flows and profitability on a Non-GAAP basis," said Rob Bernshteyn, chairman and chief executive officer at Coupa. "We focus everything we do on our customers. Our platform is built with them and around them. We define our success by our customers' success. As illustrated by our results, the Coupa BSM community is vibrant and powering business transformation and growth.”
Second Quarter Results:

•Total revenues were $211.1 million, an increase of 18% compared to the same period last year. Subscription revenues were $192.7 million, an increase of 23% compared to the same period last year.
•GAAP operating loss was $63.6 million, compared to $54.3 million for the same period last year. Non-GAAP operating income was $24.0 million, compared to $26.7 million for the same period last year.
•GAAP net loss attributable to Coupa Software Incorporated was $75.3 million, compared to $91.5 million for the same period last year. GAAP net loss per basic and diluted share attributable to Coupa Software Incorporated was $0.99, compared to $1.24 for the same period last year. Non-GAAP net income attributable to Coupa Software Incorporated was $16.5 million, compared to $20.3 million for the same period last year. Non-GAAP net income per diluted share attributable to Coupa Software Incorporated was $0.20, compared to $0.26 for the same period last year.
•Operating cash flows and adjusted free cash flows were $29.1 million and $25.0 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important information regarding the non-GAAP financial measures used by Coupa.

Share Repurchase Program

Coupa announced today that its Board of Directors authorized a share repurchase program of up to $100 million of the Company’s common stock. Under the program, Coupa may purchase shares from time to time through open market transactions in compliance with applicable securities laws. The program is currently set to expire on September 1, 2023. The timing, manner, price and amount of any repurchases, are determined by Coupa at its discretion and depend on a variety of factors, including legal requirements, price and economic market conditions. Any repurchases will be funded by available cash and cash equivalents.

Business Outlook:
The following forward-looking statements reflect Coupa’s expectations as of September 6, 2022.
Third quarter of fiscal 2023:
•Total revenues are expected to be $211.0 to $214.0 million.
•Subscription revenues are expected to be $194.0 to $196.0 million.
•Professional services and other revenues are expected to be approximately $17.0 to $18.0 million.
•Non-GAAP income from operations is expected to be $14.0 to $16.0 million.
•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.08 to $0.10 per share.
•Diluted weighted average share count is expected to be approximately 87.5 million shares, assuming no shares are purchased in the share repurchase program.
Full year fiscal 2023:
•Total revenues are expected to be $838.0 to $844.0 million.
•Subscription revenues are expected to be $766.0 to $771.0 million.
•Professional services and other revenues are expected to be approximately $72.0 to $73.0 million.
•Non-GAAP income from operations is expected to be $62.5 to $68.5 million.
•Non-GAAP net income per diluted share attributable to Coupa Software Incorporated is expected to be $0.37 to $0.44 per share.
•Diluted weighted average share count is expected to be approximately 87.5 million shares, assuming no shares are purchased in the share repurchase program.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations, or non-GAAP net income per diluted share attributable to Coupa Software Incorporated to GAAP net loss per share attributable to Coupa Software Incorporated because certain items that are excluded from non-GAAP income from operations and non-GAAP net income per diluted share attributable to Coupa Software Incorporated cannot be reasonably calculated or predicted at this time. Such exclusions consist of charges related to stock-based compensation, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, gain or loss on non-marketable investments, the adjustment attributable to redeemable non-controlling interests, non-recurring income tax adjustments, and income tax effects. The effect of these items may be significant.
Recent Business Highlights:

•Welcomed many new customers into the Coupa community in Q2, including the following: Aditum Bio Management Company, LLC, AEye, Inc., Air Force Association (Western Australian Division) Inc., Anduril Industries, Inc., BELLUS Health, Cellares Corporation, ClickUp, Cockroach Labs, Collectors Universe, Inc., Corius Deutschland GmbH, Deutsche Glasfaser, Dock Tech, Ellipse Projects, Fairlife, Flock Safety, HealthEdge, IGEFA SE & Co. KG, L & O Immobilien GmbH, Locanabio, Inc., ML Holding GmbH & Co. KG, National Injury Insurance Scheme, Nürnberger Lebensversicherung AG, Oasis Marina LLC, Planet Labs PBC, Royston LLC, Skyline Exhibits, Tatcha LLC, Tes Global Holdings Direct Ltd., TO Holding GmbH & Co. KG, University of East London, Veho Tech, Inc., Venues NSW, Veterinary Emergency Group, VPLS, W.A.G. payment solutions, a.s., and ZOLAR GmbH
•Grew footprint in Latin America with three new offices in Mexico City, São Paulo and Bogotá
•Recognized by Fast Company as a Best Workplace for Innovators
•Achieved global Great Place to Work certification in the US, UK, Ireland, Germany, and India

•Launched global Executive Summit series, bringing the BSM community together for learning, networking, and industry insights, with the inaugural Executive Summit in Singapore
•Welcomed Kanika Soni, Tripadvisor Chief Commercial Officer, to our Board of Directors
•Welcomed resource exchange platform Rheaply to Coupa Ventures’ portfolio of investments
•Published second annual Environmental, Social, and Governance (ESG) Report, debuting a new company mission and vision
•Achieved ISO 27701 and APEC PRP certification for data privacy program
Conference Call Information:
Coupa will host a conference call and live webcast for analysts and investors at 4:30 p.m. Eastern time today.
The live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.
Non-GAAP Financial Measures:
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP operating income, non-GAAP net income attributable to Coupa Software Incorporated, non-GAAP net income per basic and diluted share attributable to Coupa Software Incorporated, adjusted free cash flows and adjusted free cash flows margin. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and Coupa’s management regularly reviews and uses these measures for business planning and other purposes.
Non-GAAP operating income and non-GAAP net income attributable to Coupa Software Incorporated exclude certain items from the corresponding GAAP measures, including: stock-based compensation, amortization of acquired intangible assets, amortization of debt issuance costs, gain or loss on conversion of convertible senior notes, gain or loss on non-marketable investments, the adjustment attributable to redeemable non-controlling interests, non-recurring income tax adjustments, and income tax effects, and prior to the adoption of ASU 2020-06 on February 1, 2022, amortization of debt discount costs. In addition, the weighted average diluted shares figure used to calculate non-GAAP net income per share attributable to Coupa Software Incorporated reflects the anti-dilutive impact of the if-converted method related to the convertible notes, if any.
Beginning in the three months ended April 30, 2022, we utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three-year financial projection that excludes the direct impact of stock-based compensation, amortization of acquired intangible assets, and amortization of debt issuance costs. The projected rate considers other factors such as our current operating structure, and existing tax positions in various jurisdictions. Additionally, due to historic profitability on a non-GAAP basis, there are no valuation allowances recorded against the non-GAAP deferred tax assets globally. We will periodically reevaluate the projected long-term tax rate, as necessary, for significant events, based on our ongoing analysis of relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.
Adjusted free cash flows is defined as net cash provided by operating activities, less purchases of property and equipment, and prior to the adoption of ASU 2020-06 on February 1, 2022, plus repayments of convertible senior notes attributable to debt discount, plus one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination. Coupa has the ability to settle conversions related to its senior notes through the use of cash, shares of its common stock, or a combination of both, at its election. Adjusted free cash flow margin is defined as adjusted free cash flows divided by total revenues.
Coupa believes these non-GAAP measures are useful to investors and other users of its financial information because they provide a way to measure and evaluate Coupa’s underlying operating performance and the strength of its core business consistently across the periods presented. Coupa believes these non-GAAP measures are also useful for comparing its operating performance to that of other companies in its industry, because they eliminate the effects of certain items that may vary between companies for reasons unrelated to their operating performance. Coupa believes that adjusted free cash flows also provides a useful measure of the company’s capital strength and liquidity, although it is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance and liquidity, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to communicate with its board of directors concerning its financial performance and liquidity. Coupa’s definitions of its non-GAAP measures may differ from those used by other companies for similarly-titled measures, and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, the company’s GAAP results.
Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure, and to view its non-GAAP measures in conjunction with GAAP financial measures. In addition, Coupa compensates for the limitations of its non-GAAP financial measures by providing a reconciliation of each non-GAAP measure to the most directly comparable GAAP financial measure. These reconciliations are included in the tables attached to this release.
Forward-Looking Statements:
This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook,” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, cash flows, liquidity and financial needs.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, without limitation: Coupa is subject to macroeconomic uncertainties driven by inflation, rising interest rates, the Russia-Ukraine conflict, and the COVID-19 pandemic; Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; Coupa may not be able to manage its recent rapid growth effectively; risks related to past and future business acquisitions, including their integration with Coupa’s existing business model, operations and culture; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; the markets in which Coupa participates are intensely competitive; Coupa’s business depends in part on its customers renewing their subscriptions and purchasing additional subscriptions; Coupa may not be successful in expanding its sales efforts or developing widespread brand awareness in a cost-effective manner; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the impact of foreign currency exchange rates and global economic conditions; risks relating to servicing our debt; and the price, amount and timing of any share repurchases.
These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on June 6, 2022, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.
The forward-looking statements in this release reflect Coupa’s expectations as of September 6, 2022. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software
Coupa empowers companies around the world with the visibility and control they need to spend smarter and safer. To learn more about how Coupa can help you spend smarter, visit www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.
Investor Relations:
Ravin Bramhe
ir@coupa.com

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,

	2022	2021	2022	2021
Revenues:
Subscription	$192,670	$156,230	$371,140	$296,334
Professional services and other	18,433	23,016	36,334	49,841
Total revenues	211,103	179,246	407,474	346,175
Cost of revenues:
Subscription	60,808	51,398	118,937	102,423
Professional services and other	22,501	27,822	45,200	56,524
Total cost of revenues	83,309	79,220	164,137	158,947
Gross profit	127,794	100,026	243,337	187,228
Operating expenses:
Research and development	46,266	41,799	89,976	85,636
Sales and marketing	103,215	76,279	204,168	154,122
General and administrative	41,942	36,248	84,080	75,625
Total operating expenses	191,423	154,326	378,224	315,383
Loss from operations	(63,629)	(54,300)	(134,887)	(128,155)
Interest expense	(3,619)	(30,621)	(7,095)	(59,724)
Other expense, net	(709)	(1,983)	(4,425)	(1,448)
Loss before provision for (benefit from) income taxes	(67,957)	(86,904)	(146,407)	(189,327)
Provision for (benefit from) income taxes	2,641	(155)	5,392	(2,221)
Net loss	(70,598)	(86,749)	(151,799)	(187,106)
Net loss attributable to redeemable non-controlling interests	(462)	(517)	(666)	(517)
Adjustment attributable to redeemable non-controlling interests	5,133	5,235	5,609	5,235
Net loss attributable to Coupa Software Incorporated	$(75,269)	$(91,467)	$(156,742)	$(191,824)
Net loss per share, basic and diluted, attributable to Coupa Software Incorporated	$(0.99)	$(1.24)	$(2.08)	$(2.62)
Weighted-average number of shares used in computing net loss per share, basic and diluted	75,669	73,526	75,429	73,200

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$527,963	$506,459
Marketable securities	281,370	223,032
Accounts receivable, net of allowances	219,522	226,191
Prepaid expenses and other current assets	35,975	38,270
Deferred commissions, current portion	22,801	21,096
Total current assets	1,087,631	1,015,048
Property and equipment, net	31,989	30,576
Deferred commissions, net of current portion	49,166	48,562
Goodwill	1,514,550	1,514,550
Intangible assets, net	446,123	510,663
Operating lease right-of-use assets	37,341	42,659
Other assets	29,077	31,121
Total assets	$3,195,877	$3,193,179
Liabilities, Redeemable Non-Controlling Interests, and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,433	$4,610
Accrued expenses and other current liabilities	98,374	79,160
Deferred revenue, current portion	477,423	468,783
Current portion of convertible senior notes, net	1,747	1,639
Operating lease liabilities, current portion	13,084	12,760
Total current liabilities	599,061	566,952
Convertible senior notes, net	2,159,683	1,614,257
Deferred revenue, net of current portion	29,646	22,655
Operating lease liabilities, net of current portion	24,857	31,172
Other liabilities	46,544	52,481
Total liabilities	2,859,791	2,287,517
Redeemable non-controlling interests	18,775	12,084
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	8	7
Additional paid-in capital	1,154,891	1,778,840
Accumulated other comprehensive income	7,333	9,643
Accumulated deficit	(844,921)	(894,912)
Total stockholders’ equity	317,311	893,578
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$3,195,877	$3,193,179

COUPA SOFTWARE INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended July 31,

	2022	2021
Cash flows from operating activities
Net loss attributable to Coupa Software Incorporated	$(156,742)	$(191,824)
Net loss and adjustment attributable to redeemable non-controlling interests	4,943	4,718
Net loss	(151,799)	(187,106)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,804	73,146
Amortization (accretion) of premium (discount) on marketable securities, net	(721)	755
Amortization of deferred commissions	11,413	8,554
Amortization of debt discount and issuance costs	3,596	56,262
Stock-based compensation	108,224	94,792
Loss on conversion of convertible senior notes	—	129
Repayments of convertible senior notes attributable to debt discount	—	(517)
Other	(1,581)	(3,176)
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	6,414	30,444
Prepaid expenses and other current assets	2,917	1,396
Other assets	10,438	9,585
Deferred commissions	(13,804)	(13,394)
Accounts payable	4,146	(248)
Accrued expenses and other liabilities	11,801	5,703
Deferred revenue	15,988	(3,432)
Net cash provided by operating activities	78,836	72,893
Cash flows from investing activities
Purchases of marketable securities	(152,349)	(72,392)
Maturities of marketable securities	88,586	69,523
Sales of marketable securities	4,597	83,630
Acquisitions, net of cash acquired	—	(45,766)
Purchases of other investments	(2,000)	(7,500)
Purchases of property and equipment	(8,241)	(6,662)
Net cash (used in) provided by investing activities	(69,407)	20,833
Cash flows from financing activities
Investment from redeemable non-controlling interests	2,111	2,223
Repayments of convertible senior notes	—	(2,446)
Proceeds from the exercise of common stock options	959	4,727
Proceeds from issuance of common stock for employee stock purchase plan	9,973	10,477
Net cash provided by financing activities	13,043	14,981
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash	(1,075)	(41)
Net increase in cash, cash equivalents, and restricted cash	21,397	108,666
Cash, cash equivalents, and restricted cash at beginning of year	510,339	327,589
Cash, cash equivalents, and restricted cash at end of period	$531,736	$436,255
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$527,963	$432,009
Restricted cash included in other assets	3,773	4,246
Total cash, cash equivalents, and restricted cash	$531,736	$436,255

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2022
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Other (2)	Income Tax Effects and Adjustments (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$60,808	$(4,819)	$(17,731)	$—	$—	$—	$38,258
Costs of professional services and other	22,501	(5,375)	(1,505)	—	—	—	15,621
Gross profit	60.5%	4.8%	9.1%	0.0%	0.0%	0.0%	74.5%

Research and development	46,266	(14,054)	—	—	—	—	32,212
Sales and marketing	103,215	(17,356)	(12,596)	—	—	—	73,263
General and administrative	41,942	(14,228)	—	—	—	—	27,714
Income (loss) from operations	(63,629)	55,832	31,832	—	—	—	24,035
Operating margin	(30.1)%	26.4%	15.1%	0.0%	0.0%	0.0%	11.4%

Interest expense	(3,619)	—	—	1,831	—	—	(1,788)
Other expense, net	(709)	—	—	—	—	—	(709)
Income (loss) before provision for (benefit from) income taxes	(67,957)	55,832	31,832	1,831	—	—	21,538
Provision for (benefit from) income taxes	2,641	—	—	—	—	2,875	5,516
Net income (loss)	(70,598)	55,832	31,832	1,831	—	(2,875)	16,022
Net loss attributable to non-controlling interests	(462)	—	—	—	—	—	(462)
Adjustment attributable to non-controlling interests	5,133	—	—	—	5,133	—	—
Net income (loss) attributable to Coupa Software Incorporated	(75,269)	55,832	31,832	1,831	5,133	(2,875)	16,484

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(0.99)						$0.22
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(0.99)						$0.20
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 75,669 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 75,669 basic and 86,793 diluted weighted-average shares of common stock. As a result of our adoption of ASU 2020-06 on February 1, 2022, the company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to Coupa Software Incorporated related to the convertible notes. Approximately 9,738 shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $1.2 million for after-tax interest expense savings related to our convertible notes.
(2)Other consists of an adjustment attributable to redeemable non-controlling interests to its redemption amount.
(3)During the three months ended July 31, 2022, the company utilized a long-term projected tax rate in the computation of the non-GAAP provision for income taxes to provide better consistency across the interim reporting periods.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended July 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$51,398	$(3,596)	$(14,525)	$—	$—	$33,277
Costs of professional services and other	27,822	(4,357)	(5,852)	—	—	17,613
Gross profit	55.8%	4.4%	11.4%	0.0%	0.0%	71.6%

Research and development	41,799	(11,055)	—	—	—	30,744
Sales and marketing	76,279	(12,230)	(13,141)	—	—	50,908
General and administrative	36,248	(16,262)	—	—	—	19,986
Income (loss) from operations	(54,300)	47,500	33,518	—	—	26,718
Operating margin	(30.3)%	26.5%	18.7%	0.0%	0.0%	14.9%

Interest expense	(30,621)	—	—	28,872	—	(1,749)
Other expense, net	(1,983)	—	—	—	—	(1,983)
Income (loss) before provision for (benefit from) income taxes	(86,904)	47,500	33,518	28,872	—	22,986
Provision for (benefit from) income taxes	(155)	769	1,889	—	746	3,249
Net income (loss)	(86,749)	46,731	31,629	28,872	(746)	19,737
Net loss attributable to non-controlling interests	(517)	—	—	—	—	(517)
Adjustment attributable to non-controlling interests	5,235	—	—	—	5,235	—
Net income (loss) attributable to Coupa Software Incorporated	(91,467)	46,731	31,629	28,872	4,489	20,254

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(1.24)					$0.28
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(1.24)					$0.26
(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 73,526 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 73,526 basic and 76,561 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2022
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Issuance Costs	Other (2)	Income Tax Effects and Adjustments (3)	Non-GAAP
Costs and expenses:
Costs of subscription	$118,937	$(9,333)	$(35,754)	$—	$—	$—	$73,850
Costs of professional services and other	45,200	(10,227)	(3,443)	—	—	—	31,530
Gross profit	59.7%	4.8%	9.6%	0.0%	0.0%	0.0%	74.1%

Research and development	89,976	(26,820)	—	—	—	—	63,156
Sales and marketing	204,168	(33,290)	(25,342)	—	—	—	145,536
General and administrative	84,080	(28,554)	—	—	—	—	55,526
Income (loss) from operations	(134,887)	108,224	64,539	—	—	—	37,876
Operating margin	(33.1)%	26.6%	15.8%	0.0%	0.0%	0.0%	9.3%

Interest expense	(7,095)	—	—	3,596	—	—	(3,499)
Other expense, net	(4,425)	—	—	—	(1,288)	—	(5,713)
Income (loss) before provision for (benefit from) income taxes	(146,407)	108,224	64,539	3,596	(1,288)	—	28,664
Provision for (benefit from) income taxes	5,392	—	—	—	—	1,949	7,341
Net income (loss)	(151,799)	108,224	64,539	3,596	(1,288)	(1,949)	21,323
Net loss attributable to non-controlling interests	(666)	—	—	—	—	—	(666)
Adjustment attributable to non-controlling interests	5,609	—	—	—	5,609	—	—
Net income (loss) attributable to Coupa Software Incorporated	(156,742)	108,224	64,539	3,596	4,321	(1,949)	21,989

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(2.08)						$0.29
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(2.08)						$0.28

(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 75,429 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 75,429 basic and 86,664 diluted weighted-average shares of common stock. As a result of our adoption of ASU 2020-06 on February 1, 2022, the company uses the if-converted method to calculate the non-GAAP net income per diluted share attributable to Coupa Software Incorporated related to the convertible notes. Approximately 9,738 shares related to the convertible notes were therefore included in the non-GAAP diluted share number, while the numerator used to compute this measure was increased by $2.3 million for after-tax interest expense savings related to our convertible notes.
(2)Other consists of a gain on non-marketable investments and an adjustment attributable to redeemable non-controlling interests to its redemption amount.
(3)During the six months ended July 31, 2022, the company utilized a long-term projected tax rate in the computation of the non-GAAP provision for income taxes to provide better consistency across the interim reporting periods.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended July 31, 2021
(in thousands, except percentages and per share amounts)
(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Loss on Conversion of Convertible Senior Notes	Other (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$102,423	$(6,901)	$(28,411)	$—	$—	$—	$67,111
Costs of professional services and other	56,524	(8,255)	(12,374)	—	—	—	35,895
Gross profit	54.1%	4.4%	11.8%	0.0%	0.0%	0.0%	70.2%

Research and development	85,636	(21,718)	—	—	—	—	63,918
Sales and marketing	154,122	(23,451)	(26,273)	—	—	—	104,398
General and administrative	75,625	(34,467)	—	—	—	—	41,158
Income (loss) from operations	(128,155)	94,792	67,058	—	—	—	33,695
Operating margin	(37.0)%	27.4%	19.4%	0.0%	0.0%	0.0%	9.7%

Interest expense	(59,724)	—	—	56,262	—	—	(3,462)
Other expense, net	(1,448)	—	—	—	129	—	(1,319)
Income (loss) before provision for (benefit from) income taxes	(189,327)	94,792	67,058	56,262	129	—	28,914
Provision for (benefit from) income taxes	(2,221)	1,817	3,818	—	—	746	4,160
Net income (loss)	(187,106)	92,975	63,240	56,262	129	(746)	24,754
Net loss attributable to non-controlling interests	(517)	—	—	—	—	—	(517)
Adjustment attributable to non-controlling interests	5,235	—	—	—	—	5,235	—
Net income (loss) attributable to Coupa Software Incorporated	(191,824)	92,975	63,240	56,262	129	4,489	25,271

Net income (loss) per share, basic, attributable to Coupa Software Incorporated (1)	$(2.62)						$0.35
Net income (loss) per share, diluted, attributable to Coupa Software Incorporated (1)	$(2.62)						$0.33

(1)GAAP net loss per share attributable to Coupa Software Incorporated is calculated based upon 73,200 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share attributable to Coupa Software Incorporated is calculated based upon 73,200 basic and 76,431 diluted weighted-average shares of common stock. The company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.
(2)Other consists of the removal of a one-time income tax benefit associated with the remeasurement of foreign deferred tax assets and an adjustment attributable to non-controlling interests to its redemption amount.

COUPA SOFTWARE INCORPORATED
Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows and Adjusted Free Cash Flows Margin
(A Non-GAAP Financial Measure)
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$29,094	$40,811	$78,836	$72,893
Less: purchases of property and equipment	(4,128)	(3,908)	(8,241)	(6,662)
Add: repayments of convertible senior notes attributable to debt discount	—	—	—	517
Adjusted free cash flows	24,966	36,903	70,595	66,748
Divided by: total revenues	$211,103	$179,246	$407,474	$346,175
Adjusted free cash flows margin	11.8%	20.6%	17.3%	19.3%

	Trailing Twelve Months Ended July 31,
	2022	2021
Net cash provided by operating activities	$174,033	$112,298
Less: purchases of property and equipment	(15,432)	(11,126)
Add: repayments of convertible senior notes attributable to debt discount	821	1,589
Add: one-time payout of legacy unvested equity awards accelerated in conjunction with a business combination	—	19,428
Adjusted free cash flows	159,422	122,189
Divided by: total revenues	$786,588	$642,683
Adjusted free cash flows margin	20.3%	19.0%